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                                                                Exhibit 26(h)(6)


                      TARGET FUNDS PARTICIPATION AGREEMENT
                       (NORTHSTAR LIFE INSURANCE COMPANY)

This Fund Participation Agreement ("Agreement"), dated as of the 30th day of April, 2004 is made by and between NORTHSTAR LIFE INSURANCE COMPANY ("Company") on behalf of the Company separate accounts identified on Exhibit A which is attached hereto and may be amended from time to time ("Variable Accounts"), WADDELL & REED, INC. ("W&R") which serves as the distributor to the W&R TARGET FUNDS, INC. (the "Funds") listed on Exhibit B and W&R Target Funds, Inc.

WHEREAS, Company and W&R mutually desire the inclusion of the Funds as underlying investment media for variable life insurance policies and/or variable annuity contracts sold through distributors other than W&R and/or its affiliates (collectively, the "Contracts") issued by Company; and

WHEREAS, the Contracts allow for the allocation of net amounts received by Company to separate sub-accounts of the Variable Accounts for investment in shares of the Funds and other similar funds; and

WHEREAS, selection of a particular sub-account (corresponding to a particular
Fund) is made by the Contract owner; and/or participants; and such Contract owner and participants may reallocate their investment options among the sub-accounts of the Variable Accounts in accordance with the terms of the Variable Accounts and the Contracts.

NOW THEREFORE, Company and W&R, in consideration of the promises and undertakings described herein, agree as follows:

1. The scope of this Agreement is limited to the inclusion of the Funds in variable annuity and variable life contracts sold through distributors other than W&R and/or its affiliates.

2. (a) Company represents and warrants that the Variable Accounts have been established and are in good standing under New York Law; and the Variable Accounts have been registered as unit investment trusts under the Investment Company Act of 1940, as amended (the "1940 Act") and will remain so registered, or are exempt from registration pursuant to section 3(c)(11) of the 1940 Act;

     (b) Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Variable Account and Contract;

     (c) Company represents and warrants that the Contracts will be registered under the Securities Act of 1933, as amended ("1933 Act") unless an exemption from registration is available prior to any issuance or sale of the Contracts and that the Contracts will be issued in compliance in all material respects with applicable federal and state laws.


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3.   Subject to the terms and conditions of this Agreement, Company shall be authorized to, and agrees, to act as a limited agent of W&R for purposes of Rule 22c-1 under the 1940 Act and to the extent permitted by applicable law, for the sole purpose of receiving instructions for the purchase and redemption of Fund shares (from Contract owners or participants making investment allocation decisions under the Contracts) prior to the close of business of the New York Stock Exchange ("NYSE"), normally 3:00 p.m. Central time ("Pricing Time") each Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Funds calculate their net asset value as set forth in the Funds' most recent Prospectuses and Statements of Additional Information. Except as particularly stated in this paragraph, Company shall have no authority to act on behalf of W&R or the Funds or to incur any cost or liability on its behalf.

     The Funds or their agents will use reasonable best efforts to provide closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Central Time each Business Day to Company. Company shall use this data to calculate unit values. Unit values shall be used to process that same Business Day's Variable Account transactions. Orders for purchases or redemptions shall be placed with W&R or its specified agent no later than 8:30 a.m. Central Time of the following Business Day. The Company may aggregate separately all purchase and/or redemption orders for shares of the Funds that it received prior to the close of trading on the NYSE (i.e., 3:00 Central time, unless the NYSE closes earlier in which case such earlier time shall apply). The Company will not aggregate pre-3:00 Central time trades with post-3:00 Central time trades. To the extent permitted by applicable law, orders for shares of Funds received by Company prior to the Pricing Time on a Business Day and received by W&R by 8:30 a.m. Central time on the following Business Day shall be executed at the time they are received by W&R and at the net asset value price determined as of the close of trading on the previous Business Day, provided that the Company represents it has received such orders prior to the close of the NYSE on the previous Business Day. The Funds may refuse to sell shares to any person or may suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Funds, necessary in the best interest of the shareholders of the Funds. W&R will not accept any order made on a conditional basis or subject to any delay or contingency. Company shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on Company's books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by W&R.

     Payment for net purchases shall be wired to a custodial account designated by W&R and payment for net redemptions will be wired to an account designated by Company. Dividends and capital gain distributions shall be reinvested in additional Fund shares at net asset value. Notwithstanding the above, W&R shall not be held responsible for providing Company with ex-date net asset value, change in net asset value, dividend or capital gain information when the New York Stock Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange


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     Commission ("SEC") has by order permitted the suspension of pricing shares for the protection of shareholders.

     Issuance and transfer of Fund shares will be by book entry only. Share certificates will not be issued to Company for any Variable Account. Fund shares will be recorded in the appropriate title for each Variable Account.

     Company agrees to provide W&R, upon request, written reports indicating the number of shareholders or policyholders that hold interests in the Funds and such other information (including books and records) that W&R may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

     The Funds shall furnish, on or before the ex-dividend date, notice to Company of any income dividends or capital gain distributions payable on the shares of the Funds. Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of the Fund. The Funds shall notify Company of the number of shares so issued as payment of such dividends and distributions.

     In the event adjustments are required to correct any material error in the computation of the net asset value of a Fund's shares, the Fund shall notify the Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to a Variable Account in accordance with the Fund's then current policies on reimbursement, which the Fund represents are consistent with applicable SEC standards. If an adjustment is to be made in accordance with such policies to correct an error which has caused a Variable Account to receive an amount different than that to which it is entitled, the Fund shall make all necessary adjustments to the number of shares owned in the Variable Account and distribute to the Variable Account the amount of such underpayment for credit to Company's Contract/Policy Owners.

4. All expenses incident to the performance by W&R and/or the Funds under this Agreement shall be paid by W&R and/or the Funds as applicable. W&R shall pay fees or other compensation to the Company under this Agreement as provided on Schedule C. W&R's obligation to pay compensation or fees as provided in Schedule C shall survive termination of this Agreement.

     W&R shall promptly provide Company (or its designee), or cause Company (or its designee) to be provided with, a reasonable quantity of the Funds' Statement of Additional Information and any supplements, and a camera-ready copy of the Funds' Prospectus and any Supplements or at the option of the Company, a camera-ready copy of the portions of the Funds' Prospectus, and any supplements, pertaining specifically to the Funds used in the Company's Contracts, for use by Company in producing a combined prospectus for each Contract incorporating both the Contract Prospectus and the Funds' Prospectus.

         If the Company elects to include any materials provided by W&R or the Funds, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or in any other

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     computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by W&R or the Funds and for promptly replacing such materials with all updates provided by W&R or the Funds. W&R or the Funds agree to provide all such materials requested by the Company in a Portable Document Format (PDF, both camera ready and low resolution enhanced) in a timely fashion at no additional cost, together with such other formats as may be mutually agreed upon.

     Each Fund (at its expense) shall provide Company with copies of any Fund-sponsored proxy materials in such quantity as Company shall reasonably require for distribution to contract owners. The Fund shall bear the costs of distributing Fund proxy materials (or similar materials such as voting solicitation instructions). Company shall bear the cost of distributing prospectuses and statements of additional information to contract owners. Company assumes sole responsibility for ensuring that such materials are delivered to contract owners in accordance with applicable federal and state securities laws.

     If and to the extent required by law, Company shall: (i) solicit voting instructions from contract owners; (ii) vote the Fund(s) shares in accordance with the instructions received from contract owners; and (iii) vote Fund(s) shares for which no instructions have been received; so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Fund shares held for the benefit of such Contract owners.

5. Company and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds' then current Prospectuses, Statements of Additional Information or other documents produced by W&R (or an entity on its behalf) which contain information about the Funds. Company agrees to allow at least five (5) Business Days for W&R to review any advertising and sales literature drafted by Company (or agents on its behalf) with respect to the Funds prior to submitting such material to any regulator.

6. W&R represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986 (the "Code"), as amended, and that the Funds shall make every effort to maintain such qualification. W&R shall promptly notify Company upon having a reasonable basis for believing that any of the Funds has ceased to so qualify, or that they may not qualify as such in the future.

     W&R represents that each of the Funds currently complies with the diversification requirements pursuant to Section 817(h) of the Code and
     Section 1.817-5(b) of the Federal Tax Regulations and that the Funds will make every effort to maintain the Funds' compliance with such diversification requirements, unless the Funds are otherwise exempt from section 817(h) and/or except as otherwise disclosed in the Funds' prospectus. W&R will notify Company promptly upon having a reasonable basis for believing that a Fund has ceased to so qualify, or that a Fund might not so qualify in the future. Unless otherwise exempt, W&R

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     shall provide to Company a statement indicating compliance with Section
     817(h) and a schedule of investment holdings, to be received by Company no later than twenty-five (25) days following the end of each calendar quarter.

     Company represents that the Contracts are currently, and at the time of issuance will be, treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Company will promptly notify W&R upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance polices, or that the Contracts may not be so treated in the future.

     Unless the Funds are exempt from the requirements of section 817(h), Company represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within the meaning of such terms pursuant to section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify W&R immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

     Each Fund represents and warrants that each is duly organized and validly existing under the laws of Maryland and that each does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

     Each Fund represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and each Fund shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. Each Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Each Fund shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or W&R.

     Each Fund represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Fund shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     W&R represents and warrants that it is currently and will continue to be a registered-broker dealer and member in good standing with the National Association of Securities Dealers ("NASD").

7. Within five (5) Business Days after the end of each calendar month, the Funds or their agent shall provide Company a monthly statement of account, which shall confirm all transactions in Fund shares made during that particular month by a Variable Account.

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8.   (a)  The directors of the Funds will monitor the operations of the Funds for the existence of any material irreconcilable conflict among the interest of all Contract owners of all separate accounts investing in the Funds. W&R shall notify Company of the potential for, or the determination of, such irreconcilable material conflict. An irreconcilable conflict may arise, among other things, from (i) an action by any state insurance regulatory authority; (ii) a change in applicable insurance laws or regulations; (iii) a tax ruling or provision of the Code or the regulations thereunder; (iv) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of variable annuity or variable life insurance products; (v) the manner in which the investments of the Funds are managed; (vi) a difference in voting instructions given by variable annuity contract owners, on the one hand, and variable life insurance policy owners on the other hand, or by the contract holders or policy owners of different participating insurance companies; or (vii) a decision by an insurer to override the voting instructions of participating contract owners.

     (b) Company is responsible for reporting any potential or existing conflicts to W&R and the Funds. Company will be responsible for assisting the directors in carrying out their responsibilities under this provision by providing the directors with all information reasonably necessary for them to consider the issues raised. W&R shall report to the directors any such conflict that comes to the attention of W&R.

     (c) If a majority of the directors of the Funds or a majority of the disinterested directors determine that a material irreconcilable conflict exists involving Contract owners and the Funds, Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to eliminate the irreconcilable material conflict, including, but not limited to, withdrawing the assets allocable to some or all of the Variable Accounts from the Funds and reinvesting such assets in a different investment medium, including another Fund, offering to the affected Contract owners the option of making such a change or offering a new funding medium, including a registered investment company.

     For purposes of this provision, the directors or the disinterested directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of an irreconcilable material conflict, the directors shall cause the Funds to take such action, such as establishment of one or more additional Funds, as they reasonably determine to be in the interest of all shareholders and Contract owners in view of all the applicable factors such as the cost, feasibility, tax, regulatory and other considerations. In no event will the Funds be required by this provision to establish a new funding medium for any Contract.

     Company shall not be required by this provision to establish a new funding medium for any Contract if an offer to do so has been declined by a vote of a majority of the Contract owners materially adversely affected by the material irreconcilable conflict. Company will decline an

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     offer to establish a new funding medium only if Company believes it is in the best interest of its Contract owners.

9. This Agreement shall terminate as to the sale and issuance of Fund shares in new Contracts (i.e., Contracts issued after the effective date of termination):

     (a) at the option of Company, W&R or the Funds upon at least 60 days advance written notice to the other;

     (b) at any time, upon W&R's election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds and their beneficial owners. Reasonable advance notice of election to liquidate shall be furnished by W&R to permit the substitution of Fund shares with the shares of another investment company pursuant to SEC regulation;

     (c) if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;

     (d) if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators or under applicable rules or regulations;

     (e) at the option of Company, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by Company.

     (f) with respect only to the applicable Fund, upon a decision by Company based on reasonable cause, in accordance with regulations of the SEC, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium. Company shall give at least 60 days written notice to the Funds and W&R of any decision to substitute Fund shares;

     (g) upon 60 days notice upon assignment of this Agreement unless such assignment is made with the written consent of each other party; and

     (h) in the event Fund shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by Company. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

10. All notices sent under this Agreement shall be given in writing, and shall be delivered personally, or sent by fax, or by a nationally-recognized overnight courier, postage prepaid. All such notices shall be deemed to have been duly given when so delivered personally or sent by fax, with receipt confirmed, or one (1) business day after the date of deposit with such nationally-recognized overnight courier. All such notices to Company, W&R or the Funds shall be delivered to:

         Northstar Life Insurance Company
         c/o Minnesota Life Insurance Company
         400 Robert Street North
         Saint Paul, Minnesota 55101
         Attention:  General Counsel

         Northstar Life Insurance Company


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         400 Robert Street North
         Saint Paul, Minnesota 55101
         Attention:  Ms. Susan Ebertz, Vice President of Operations



         Waddell & Reed, Inc.
         6300 Lamar Avenue
         Overland Park, KS  66202
         Attention: Legal Department

         W&R Target Funds, Inc.
         6300 Lamar Avenue
         Overland Park, KS  66202
         Attention: Secretary

      All such notices to Company, W&R and the Funds shall be delivered to their respective addresses as listed above, or such other address as Company, W&R and/or the Funds may have furnished in writing to the other parties in accordance herewith.

11. (a) Company agrees to reimburse and/or indemnify and hold harmless W&R, the Funds, and each of their directors, officers, employees, agents and each person, if any, who controls or is controlled by W&R within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which W&R or any such Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon, but not limited to:

          (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by Company;

          (ii) the omission or the alleged omission to state in the Registration Statements or Prospectuses of the Variable Accounts, or Contract, or in any sales literature generated by Company on behalf of the Variable Accounts or Contracts, a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iii) statements or representations of Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an underlying investment, or wrongful conduct of Company or its agents with respect to sale of acquisition of Variable Insurance Products or Fund shares;

          (iv) the failure of Company to provide the services and furnish the materials under the terms of this Agreement;

          (v) a material breach of this Agreement or of any of the representations or warranties contained herein; or


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          (vi) any failure to register the Contracts or the Variable Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

          Provided however, that Company shall not be liable in any such case to the extent any such losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon and in conformity with written information furnished to Company by or on behalf of W&R specifically for use therein.

          Company shall reimburse any legal or other expenses reasonably incurred by W&R, the Funds, or any Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Company shall have prior approval of the use of said counsel or the expenditure of said fees.

          This indemnity agreement shall be in addition to any liability which Company may otherwise have.

     (b) W&R and/or the Funds, as applicable, agree to indemnify and hold harmless Company and each of its directors, officers, employees, agents and each person, (collectively, "Company Affiliated Party"), who controls Company within the meaning of the 1933 Act against any Losses to which Company or any such Company Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon; but not limited to:

          (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by W&R or the Funds, including but not limited to, the Registration Statements, Prospectuses or sales literature of the Funds;

          (ii) the omission or the alleged omission to state in the Registration Statements or Prospectuses of the Funds or in any sales literature generated by the Funds or their affiliates a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iii) W&R's failure to keep the Funds fully diversified and qualified as regulated investment companies as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

          (iv) the failure of W&R to provide the services and furnish the materials under the terms of this Agreement;

          (v) a material breach of this Agreement or of any of the representations or warranties contained herein; or

          (vi) any failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

          Provided however, that W&R and the Funds shall not be liable in any such case to the extent that any such losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged

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          representation which was made in reliance upon or in conformity with written information furnished to W&R or the Funds by Company specifically for use therein.

          W&R and/or the Funds, as applicable, shall reimburse any reasonable legal or other expenses reasonably incurred by Company or any Company Affiliated Party in connection with investigating or defending any such Losses, provided, however, that W&R and the Funds shall have prior approval of the use of said counsel or the expenditure of said fees.

          This indemnity agreement will be in addition to any liability which W&R and/or the Funds, as applicable, may otherwise have.

     (c) Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

12. Subject to Section 9(f) of this Agreement, W&R may request or Company may initiate the filing of a substitution application pursuant to Section 26(c) of the 1940 Act to substitute shares of a Fund held by a Company Variable Account for another investment media ("Substitution Application"). The costs associated with a Substitution Application shall be allocated as follows:

     (a) In the event W&R requests Company to submit a Substitution Application, W&R shall reimburse Company for all reasonable costs incurred by Company with respect to such Substitution Application. W&R shall be obligated to reimburse Company under this provision irrespective of whether the Substitution Application requested by W&R is effectuated.

     (b) In the event Company initiates a Substitution Application and the Fund being substituted is offered by separate accounts of companies other than Company, Company shall bear all costs associated with the Substitution Application irrespective of whether the Substitution Application is effectuated.

     (c) In the event Company initiates a Substitution Application in accordance with Section 9(f), Company shall bear the costs incurred in the transfer.

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13.  The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

14. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kansas, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

15. Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder, and will not be liable to the other for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

16. Company acknowledges that the identity of W&R's (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of W&R. Company agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Company shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with W&R's prior written consent or as required by law or judicial process.

     W&R acknowledges that the identity of Company's (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of Company. W&R agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), W&R shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Company's prior written consent or as required by law or judicial process.

     This section shall survive the expiration or termination of this Agreement.

17. Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

18. Except to amend Exhibit A, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

19. Each party shall cooperate with each other party and all appropriate government authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc. and state insurance regulator) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

20. The parties of this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

21. This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            NORTHSTAR LIFE INSURANCE COMPANY



                            ---------------------------------------------
                            By:     Robert E. Hunstad
                            Title:  President and Chief Executive Officer

                            WADDELL & REED, INC.


                            ---------------------------------------------
                            By:    Thomas W. Butch
                            Title: Executive Vice President


                            W&R TARGET FUNDS, INC.



                            ---------------------------------------------
                            By:    Henry J. Herrmann
                            Title: President

                                    EXHIBIT A



              Variable Accounts of Northstar Life Insurance Company

1. Northstar Life Variable Universal Life Account

                                    EXHIBIT B

                             W&R Target Funds, Inc.

                      Funds Available to Variable Accounts


Balanced
Growth
Core Equity
Value
Small Cap Growth
International
Small Cap Value
Micro Cap Growth
Asset Strategy
Science and Technology
International II

                                    EXHIBIT C

                           Fees or Other Compensation

(a) Compensation described in this Exhibit C shall apply to all assets invested in the Funds in connection with the Contracts (hereinafter the "Aggregated Assets").

(b) Assets Under Management. Each quarter, W&R shall calculate and pay to Company a fee that shall be equal to forty-five (45) basis points, on an annualized basis, of the average daily account value of the Aggregated Assets (including any seed money provided by Company or any of its affiliates), provided, however, that the fee is subject to change pursuant to Paragraphs (c) and (d) below. The fee (the "Total Fee") shall include and not be in addition to the payment by W&R of the 12b-1 fees received by W&R from the Funds relating to the Aggregated Assets. W&R may, at its option, pay any portion of the Total Fee due which is attributable to 12b-1 fees to the underwriter of the Contracts

(c) Changes in Law. If a change in the law requires a reduction in the fees paid by a pooled investment vehicle pursuant to Rule 12b-1 of the Investment Company Act of 1940 (or its functional equivalent), and if the Funds are required to reduce the 12b-1 fees they pay that are based upon the value of the Aggregated Assets (including seed money provided by Company or any of its affiliates) as a result of such change in the law, then there shall be a corresponding reduction in the amount of the Total Fee due pursuant to above.

(d) Voluntary Increase in 12b-1 Fees. If a Fund voluntarily increases the fees it pays pursuant to Rule12b-1 of the Investment Company Act of 1940 (or its functional equivalent) that are based upon the value of the Aggregated Assets (including seed money provided by Company or any of its affiliates), then there shall be a corresponding increase in the amount of the Total Fee due pursuant to above.